As filed with the Securities and Exchange Commission on February 24, 2012
Registration No. 333-125001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 5
TO

FORM S-3

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-2669023
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

30 NORTH LASALLE STREET, SUITE 4000

CHICAGO, ILLINOIS 60602

(312) 630-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LeRoy T. Carlson, Jr.	with a copy to:
President and Chief Executive Officer	William S. DeCarlo, Esq.
Telephone and Data Systems, Inc.	Sidley Austin LLP
30 North LaSalle Street, Suite 4000	One South Dearborn Street
Chicago, Illinois 60602	Chicago, Illinois 60603
(312) 630-1900	(312) 853-7000

(Name, address, including zip code, and telephone  number, including area code, of agent for service)

EXPLANATORY NOTE

On May 17, 2005, the Registrant filed a registration statement (the “Registration Statement”) on Form S-3 (File No. 333-125001), which became effective on May 17, 2005, relating to the registration of 350,000 Special Common Shares, par value $0.01 per share, of the Registrant (“Special Common Shares”), for issuance under the Registrant’s Special Common Share Automatic Dividend Reinvestment and Stock Purchase Plan, of which 241,937 shares remain unissued.

On January 24, 2012, the Registrant’s Special Common Shares were reclassified as Common Shares, par value $0.01 per share of the Registrant (“Common Shares”), and Special Common Shares are no longer issued or authorized for issuance.  In connection therewith, the Registrant is filing a registration statement to register Common Shares for issuance under the Plan to replace such Special Common Shares.

Accordingly, the Registrant is filing this Post-Effective Amendment No. 5 to the Registration Statement to deregister all Special Common Shares that remain unissued under the Registration Statement.

Pursuant to Rule 464 under the Securities Act of 1933, as amended, this Post-Effective Amendment shall become effective upon filing with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on February 24, 2012.

TELEPHONE AND DATA SYSTEMS, INC.

By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
President and Chief Executive Officer

SIGNATURE PAGE TO POST-EFFECTIVE AMENDMENT TO DEREGISTER

SPECIAL COMMON SHARES FOR DIVIDEND REINVESTMENT PLAN